EXHIBIT h(1)(a)



                                     FORM OF

                              AMENDED AND RESTATED

                           TRANSFER AGENCY AND SERVICE

                                    AGREEMENT

                                     BETWEEN

                               THE MAINSTAY FUNDS

                                       AND

                            NYLIM SERVICE COMPANY LLC

                                TABLE OF CONTENTS


ARTICLE 1      TERMS OF APPOINTMENT; DUTIES OF NYLIM SC .......... 3

ARTICLE 2      FEES AND EXPENSES ................................. 7

ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF NYLIM SC ........ 8

ARTICLE 4      REPRESENTATIONS AND WARRANTIES OF THE FUND ........ 8

ARTICLE 5      INDEMNIFICATION.................................... 9

ARTICLE 6      COVENANTS OF THE FUND AND NYLIM SC ................10

ARTICLE 7      INSURANCE .........................................11

ARTICLE 8      TERMINATION OF AGREEMENT  .........................12

ARTICLE 9      ADDITIONAL FUNDS  ................................. 12

ARTICLE 10     ASSIGNMENT ........................................ 12

ARTICLE 11     AMENDMENT ......................................... 12

ARTICLE 12     MASSACHUSETTS LAW TO APPLY ........................ 13

ARTICLE 13     MERGER OF AGREEMENT ............................... 13

                              AMENDED AND RESTATED

                      TRANSFER AGENCY AND SERVICE AGREEMENT

AMENDED AND RESTATED AGREEMENT made as of the 1st day of August, 2002, by and between THE MAINSTAY FUNDS, a Massachusetts business trust, having its principal office and place of business at 51 Madison Avenue, New York, New York 10010 (the "Fund"), and NYLIM SERVICE COMPANY LLC, a Delaware limited liability corporation, having its principal office and place of business at 169 Lackawanna, Parsippany, New Jersey 07054 ("NYLIM SC").

WHEREAS, the Fund entered into a Transfer Agency and Service Agreement on April 28, 1997 by and between the Fund and MainStay Shareholder Services Inc. ("MMS") whereby MMS agreed to act as the Fund's transfer agent, dividend disbursing agent and agent in connection with certain other activities; and

WHEREAS, effective January 28, 2000, MMS converted from a corporation to a limited liability company under Delaware law and became MainStay Shareholder Services LLC ("MMS LLC"); and

WHEREAS, pursuant to a Certificate of Amendment to the Certificate of Formation of MMS LLC, dated December 22, 2000, MMS LLC was renamed NYLIM Service Company LLC ("NYLIM SC"); and

WHEREAS, this Agreement amends and restates, in its entirety, the Transfer Agency and Service Agreement, dated April 28, 1997, by and between the Fund and MMS in order to reflect the current parties of the Agreement and to make certain ministerial changes designed to facilitate the administration of this Agreement; and

WHEREAS, the Fund desires to appoint NYLIM SC as its named transfer agent, dividend disbursing agent and agent in connection with certain other activities, and NYLIM SC desires to accept such appointment effective May 1, 1997; and

WHEREAS, the Fund is authorized to issue shares in separate series and classes, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Fund currently offers Shares in 24 series, (such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Article 9, being herein referred to as the "Fund(s)");

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE 1:        TERMS OF APPOINTMENT: DUTIES OF NYLIM SC

1.01. Subject to the terms and conditions set forth in this Agreement, effective August 1, 2002, the Fund hereby employs and appoints NYLIM SC to act as, and NYLIM SC agrees to act as, transfer agent for the Fund's authorized and issued shares of beneficial interest ("Shares"), dividend disbursing agent and agent in connection with any accumulation, letter of intent or similar purchase plans provided to the shareholders of record of the Fund ("Shareholders") and set out in the Prospectus (which term when used in this Agreement includes the Statement of Additional Information) of the Fund, as now in effect or as hereafter amended or supplemented from time to time without written objection by NYLIM SC or as mutually agreed upon from time to time.

        1.02.   NYLIM SC agrees that it will perform the following services:

                (a) In accordance with procedures established from time to time by agreement between the Fund and NYLIM SC, NYLIM SC shall:

                        (i) receive for acceptance orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefor to the Custodian of the applicable Series duly appointed by the Trustees of the Fund (the "Custodian"); pursuant to orders for the purchase of Shares, record the purchase of the appropriate number of Shares in the Shareholder's account and, if requested by the Shareholder, and if the Trustees of the Fund have authorized the issuance of stock certificates, issue a certificate for the appropriate number of Shares;

                        (ii)    pursuant to instructions provided by
                                Shareholders, reinvest income dividends and capital gains distributions in additional shares of the Fund;

                        (iii) receive for acceptance redemption and repurchase requests and directions, and deliver the appropriate documentation therefor to the Custodian;

                        (iv) at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption and repurchase, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

                        (v) determine, upon receipt of a request for the redemption or repurchase of Shares, for each Shareholder the amount, if any, of such redemption or repurchase which is subject to a contingent deferred sales charge as described in the Prospectus as from time to time in effect, withhold the amount of such sales charge from the redemption or repurchase proceeds, and remit the amount of such sales charge to the principal underwriter of the Shares of the Fund or such other person as the Fund shall designate in writing;

                        (vi) effect transfers of Shares by the registered owners thereof upon receipt of appropriate documentation meeting the requirements set forth in the Fund's current prospectus;

                        (vii) prepare and transmit payments for dividends and distributions declared by the Fund other than such dividends and distributions reinvested under 1.02(a)(iii);

                        (viii) maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

                        (ix) effect exchanges of Shares of one Series for shares of the same class of another Series at net asset value upon receipt of appropriate authorization meeting the requirements set forth in the Fund's current prospectus.

                (b) In addition to and not in lieu of the services set forth in the above paragraph (a), NYLIM SC shall: (i) perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, letter of intent, or similar purchase plans. The detailed definition, frequency, limitations and associated costs (if any) set out in the attached fee schedule, may include but are not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxy statements and proxies, receiving and tabulating proxies, mailing Shareholder reports and Prospectuses to current Shareholders, withholding taxes on U.S. residents and non-resident alien accounts where applicable, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all registered Shareholders, preparing and mailing confirmations and statements of account to Shareholders for all purchases, redemptions and repurchases of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide to the Fund daily and monthly a written report which will enable the Fund to monitor the total number of Shares sold and the aggregate public offering price thereof in each State by the Fund or each of the Funds, added by sales in each State of the registered Shareholder or dealer branch office, as requested by the Fund. If directed by the Fund, each confirmation of the purchase which establishes a new account will be accompanied by a Prospectus and any amendment or supplement thereto. A Prospectus and any amendment or supplement will be mailed to a Shareholder when such prospectus, amendment or supplement shall be effective. The Fund shall (i) identify to NYLIM SC in writing those transactions and assets to be treated as exempt from the blue sky reporting to the Fund for each State and (ii) approve those transactions to be included for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of NYLIM SC for the Fund's blue sky State registration status is limited to the reporting of transactions as described above.

                (c)     Additionally, NYLIM SC shall:

                        (i) Utilize a system to identify all share transactions which involve purchase, redemption, and repurchase orders that are processed at a time other than the time of the computation of net asset value ("NAV") per share next computed after receipt of such orders, and shall compute the net effect upon the Fund of such transactions so identified on a daily and cumulative basis.

                        (ii) If upon any day the cumulative net effect of such transactions upon the Fund is negative (the Fund determines there is a Fund loss resulting from NYLIM SC's error) and the per share NAV error is less than 1/2 of 1% of the originally computed NAV, but greater than one cent, NYLIM SC shall promptly make a payment to the Fund in cash or through the use of a credit, in the manner described in paragraph (iv) below, in such amount as may be necessary to reimburse the Fund for the net loss; and if the per share NAV error equals or exceeds 1/2 of 1% of the originally computed per share NAV, and is greater than one cent, NYLIM SC shall make account adjustments or take such other action as is necessary to compensate shareholders for shareholder losses and reimburse the Fund for the amount of Fund losses.

                        (iii) If on the last business day of any month the cumulative net effect upon the Fund (adjusted by the amount of all prior payments and credits by NYLIM SC and the Fund) is negative, the Fund shall be entitled to a reduction in the fee next payable under the Agreement by an equivalent amount, except as provided in paragraph (iv) below. If on the last business day in any month the cumulative net effect upon the Fund (adjusted by the amount of all prior payments and credits by NYLIM SC and the Fund) is positive, NYLIM SC shall be entitled to recover certain past payments and reductions in fees, and to credit against all future payments and fee reductions that may be required under the Agreement as herein described in paragraph (iv) below.

                        (iv) At the end of each month, any positive cumulative net effect upon the Fund shall be deemed to be a credit to NYLIM SC which shall first be applied to permit NYLIM SC to recover any prior cash payments and fee reductions made by it to the Fund under paragraphs (ii) and
                                (iii) above during the calendar year, by increasing the amount of the monthly fee under the Agreement next payable in an amount equal to prior payments and fee reductions made by NYLIM SC during such calendar year, but not exceeding the sum of that month's credit and credits arising in prior months during such calendar year to the extent such prior credits have not previously been utilized as contemplated by this paragraph. Any portion of a credit to NYLIM SC not so used by it shall remain as a credit to be used as payment against the amount of any future negative cumulative net effects that would otherwise require a cash payment or fee reduction to be made to the Fund pursuant to paragraphs (ii) or (iii) above (regardless of whether or not the credit or any portion thereof arose in the same calendar year as that in which the negative cumulative net effects or any portion thereof arose).

                        (v) NYLIM SC shall supply to the Fund from time to time, as mutually agreed upon, reports summarizing the transactions identified pursuant to paragraph (i) above, and the daily and cumulative net effects of such transactions, and shall advise the Fund at the end of each month of the net cumulative effect at such time. NYLIM SC shall promptly advise the Fund if at any time the cumulative net effect exceeds a dollar amount equivalent to one cent per share.

                        (vi) In the event that this Agreement is terminated for whatever cause, or this provision 1.02(c) is terminated pursuant to paragraph (vii) below, the Fund shall promptly pay to NYLIM SC an amount in cash equal to the amount by which the cumulative net effect upon the Fund is positive or, if the cumulative net effect upon the Fund is negative, NYLIM SC shall promptly pay to the Fund an amount in cash equal to the amount of such cumulative net effect.

                        (vii) This provision 1.02(c) of the Agreement may be terminated by NYLIM SC at any time without cause, effective as of the close of business on the date written notice (which may be by telex or facsimile) is received by the Fund.

         Procedures applicable to certain of these services may be established from time to time by agreement between the Fund and NYLIM SC.

ARTICLE 2 FEES AND EXPENSES

        2.01. For performance by NYLIM SC pursuant to this Agreement, the Fund agrees to pay NYLIM SC an annual maintenance fee for each Shareholder account as set out in the fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.02 below may be changed from time to time by mutual written agreement between the Fund and NYLIM SC.

        2.02. In addition to the fee paid under Section 2.01 above, the Fund agrees to reimburse NYLIM SC for reasonable out-of-pocket expenses or advances incurred by NYLIM SC for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by NYLIM SC at the request or with the consent of the Fund, will be reimbursed by the Fund.

        2.03. The Fund agrees to pay all fees and reimbursable expenses promptly; the terms, method and procedures for which are detailed on the attached fee schedule.

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF NYLIM SC


        NYLIM SC represents and warrants to the Fund that:

        3.01. It is a division of a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware.

        3.02. It has the legal power and authority to carry on its business in the State of New Jersey.

        3.03. It is empowered under applicable laws and by its charter and operating agreement to enter into and perform this Agreement.

        3.04. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

        3.05. It is duly registered as transfer agent under Section 17A of the Securities Exchange Act of 1934, as amended (the "Act").

        3.06. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.


ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE FUND

         The Fund represents and warrants to NYLIM SC that:

        4.01. It is a business trust duly organized and existing under the laws of The Commonwealth of Massachusetts.

        4.02. It is empowered under applicable laws and by its Declaration of Trust and by laws to enter into and perform this Agreement.

        4.03. All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

        4.04. It is an investment company registered under the Investment Company Act of 1940, as amended.

        4.05. A registration statement under the Securities Act of 1933 has been filed, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale. The Fund shall notify NYLIM SC when such registration statement shall have been amended to include additional series of the Fund and shall notify NYLIM SC if such registration statement or any state securities registration or qualification has been terminated or a stop order has been entered with respect to the Shares.

ARTICLE 5 INDEMNIFICATION

        5.01. NYLIM SC shall not be responsible for, and the Fund shall indemnify and hold NYLIM SC harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

                (a) All actions of NYLIM SC or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

                (b) The Fund's refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund's lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Fund hereunder.

                (c) The reliance on or use by NYLIM SC or its agents or subcontractors of information, records and documents which (i) are received by NYLIM SC or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm (except NYLIM SC or its agents ) on behalf of the Fund.

                (d) The reliance on or the carrying out by NYLIM SC or its agents or subcontractors of any written instructions or requests of reasonably believed by NYLIM SC in good faith to be given by an authorized person of the Fund.

                (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations, or the securities laws or regulations of any state that such Shares be registered in such state, or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state, unless such violation is the result of NYLIM SC's negligent or willful failure to comply with the provisions of Section 1.02(b) of this Agreement unless the Fund shall have provided three days written notice to NYLIM SC not to accept purchases in any state.

        5.02. NYLIM SC shall indemnify and hold the Fund harmless from any losses, damages, costs or expenses that arise out of NYLIM SC's refusal or failure to comply with the terms of this Agreement, or which arise out of NYLIM SC's negligence or willful misconduct or which arise out of the breach of any representation or warranty of NYLIM SC hereunder or which arise out of such refusal or failure, negligence or willful misconduct or breach by NYLIM SC's agents or subcontractors.

        5.03. At any time NYLIM SC may apply to any officer of the Fund for instructions, and may consult with legal counsel of the Fund with respect to any matter arising in connection with the services to be performed by NYLIM SC under this Agreement, and NYLIM SC and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. NYLIM SC, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided NYLIM SC or its agents or subcontractors by telephone, in person, machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. NYLIM SC, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual of facsimile signatures of the officer or officers of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

        5.04. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes. Notwithstanding the above, NYLIM SC shall not be excused from liability in the event any telecommunications, power or equipment (of NYLIM SC, its agents or subcontractors) failures could have been avoided or minimized by such parties having maintained adequate industry standard backup systems and/or plan and a disaster recovery plan.

        5.05. Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

        5.06. In order that the indemnification provisions contained in this
Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

ARTICLE 6 COVENANTS OF THE FUND AND NYLIM SC

        6.01. The Fund shall promptly furnish to NYLIM SC the following:

                (a) A certified copy of the resolution of the Trustees of the Fund authorizing the appointment of NYLIM SC and the execution and delivery of this Agreement.

                (b) A copy of the Declaration of Trust and By-laws of the Fund and all amendments thereto.

        6.02. NYLIM SC hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

        6.03. NYLIM SC shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Act and the Rules thereunder, NYLIM SC agrees that all such records, and those records that the Fund and NYLIM SC agree from time to time to be the records of the Fund, will be preserved, maintained at the expense of the Fund and made available in accordance with such Section and Rules and this Agreement, and will be surrendered promptly to the Fund at its request. Records surrendered hereunder shall be in machine readable form, except to the extent that NYLIM SC has maintained such a record only in paper form.

        6.04. NYLIM SC and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

        6.05. In case of any requests or demands for the inspection of the Shareholder records of the Fund, NYLIM SC will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such instruction. NYLIM SC reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel to the Fund that it may be held liable for the failure to exhibit the Shareholder records to such person.

        6.06. NYLIM SC agrees to maintain redundant facilities or a compatible configuration and to backup the Fund's master and input files and to store such files in a secure off premises location so that in the event of a power failure or other interruption of whatever cause at its principal place of business, the Fund's records are maintained intact, and transactions can be processed at another location.

        6.07. NYLIM SC acknowledges that the Fund, as a registered investment company under the Act, is subject to the provisions of the Act and the rules and regulations thereunder, and that the offer and sale of the Fund's Shares are subject to the provisions of federal and state laws and regulations applicable to the offer and sale of securities. The Fund acknowledges that NYLIM SC is not responsible for the Fund's compliance with such laws and regulations. If the Fund advises NYLIM SC that a procedure of NYLIM SC related to the discharge of its obligations hereunder has or may have the effect of causing the Fund to violate any of such laws or regulations, NYLIM SC shall use its best efforts to develop an alternative procedure which does not have such effect.

ARTICLE 7 INSURANCE

        7.01. NYLIM SC shall maintain insurance of the types and in the amounts required by the State of New Jersey. To the extent that policies of insurance may provide for coverage of claims for liability or indemnity by the parties set forth in this Agreement, the contracts of insurance shall take precedence, and no provision of this Agreement shall be construed to relieve an insurer of any obligation to pay claims to the Fund, NYLIM SC or other insured party which would otherwise be a covered claim in the absence of any provision of this Agreement.

        7.02. NYLIM SC shall notify the Trust should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. NYLIM SC shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by NYLIM SC under its insurance coverage.

ARTICLE 8 TERMINATION OF AGREEMENT

        8.01. This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other.

        8.02. Should the Fund exercise its right to terminate other than for cause, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, NYLIM SC reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of the most recent three (3) months' fees.

ARTICLE 9 ADDITIONAL FUNDS

        9.01. In the event that the Fund establishes one or more series or classes of Shares in addition to the existing series or classes with respect to which it desires to have NYLIM SC render services as transfer agent under the terms hereof, it shall so notify NYLIM SC in writing, and unless NYLIM SC objects in writing to providing such services, the term "Fund" hereunder, unless the context otherwise requires, shall be deemed to include such series of Shares.

ARTICLE 10 ASSIGNMENT

        10.01. Except as provided in Section 10.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

        10.02. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

        10.03. NYLIM SC, may, at its own expense and without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent or (ii) any affiliate of NYLIM SC or BFDS provided, however, that NYLIM SC shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

ARTICLE 11 AMENDMENT

        11.01. This Agreement may be amended or modified by a written agreement executed by both parties.

ARTICLE 12 MASSACHUSETTS LAW TO APPLY

        12.01. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

ARTICLE 13 MERGER OF AGREEMENT

        13.01. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

        The name "The MainStay Funds" is the designation of the Trustees for the time being under a Declaration of Trust dated January 9, 1986, as amended, and all persons dealing with the Fund must look solely to the trust property for the enforcement of any claims against the Fund as neither the Trustees, officers, agents nor Shareholders assume any personal liability for obligations entered into on behalf of the Fund.

        IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers as of the day and year first above written.


                                               THE MAINSTAY FUNDS


  ATTEST:                                      By:
         --------------------------                -----------------------------
  Name:                                        Name:
  Title:                                       Title:

                                               NYLIM SERVICE COMPANY LLC


  ATTEST:                                      By:
         --------------------------                -----------------------------
  Name:                                        Name:
  Title:                                       Title:

                                  FEE SCHEDULE
                            EFFECTIVE JANUARY 1, 1998
                     AS AMENDED AND RESTATED AUGUST 1, 2002

1) MAINTENANCE AND TRANSACTION CHARGES - BILLABLE MONTHLY*

A) Per Account Annual Fee:

The following funds will be billed at a rate of 1/12 of the annual fee for each fund account serviced during the month. Accounts serviced is defined as all open accounts at month end and accounts which close during the month.

------------------------------------------------------------ ---------------------------------------------------------
                           FUNDS                                               ACCOUNT RATES EQUITY
------------------------------------------------------------ ---------------------------------------------------------
MainStay Equity Index Fund                                                            $22.19
------------------------------------------------------------ ---------------------------------------------------------
MainStay International Equity Fund                                                    $22.19
------------------------------------------------------------ ---------------------------------------------------------
MainStay Capital Appreciation Fund                                                    $22.19
------------------------------------------------------------ ---------------------------------------------------------
MainStay Value Fund                                                                   $22.19
------------------------------------------------------------ ---------------------------------------------------------
MainStay Strategic Value Fund                                                         $22.19
------------------------------------------------------------ ---------------------------------------------------------
MainStay Blue Chip Growth Fund                                                        $22.19
------------------------------------------------------------ ---------------------------------------------------------
MainStay Research Value Fund                                                          $22.19
------------------------------------------------------------ ---------------------------------------------------------
MainStay Growth Opportunities Fund                                                    $22.19
------------------------------------------------------------ ---------------------------------------------------------
MainStay Equity Income Fund                                                           $22.19
------------------------------------------------------------ ---------------------------------------------------------
MainStay Small Cap Value Fund                                                         $22.19
------------------------------------------------------------ ---------------------------------------------------------
MainStay Small Cap Growth Fund                                                        $22.19
------------------------------------------------------------ ---------------------------------------------------------
MainStay MAP Fund                                                                     $22.19
------------------------------------------------------------ ---------------------------------------------------------
MainStay Mid Cap Growth Fund                                                          $22.19
------------------------------------------------------------ ---------------------------------------------------------
MainStay Select 20 Fund                                                               $22.19
------------------------------------------------------------ ---------------------------------------------------------
MainStay U.S. Large Cap Fund                                                          $22.19
------------------------------------------------------------ ---------------------------------------------------------


------------------------------------------------------------ ---------------------------------------------------------
                       FIXED INCOME
------------------------------------------------------------ ---------------------------------------------------------
MainStay Convertible Fund                                                             $25.98
------------------------------------------------------------ ---------------------------------------------------------
MainStay High Yield Corporate Bond Fund                                               $25.98
------------------------------------------------------------ ---------------------------------------------------------
MainStay Government Fund                                                              $25.98
------------------------------------------------------------ ---------------------------------------------------------
MainStay Tax-Free Bond Fund                                                           $25.98
------------------------------------------------------------ ---------------------------------------------------------
MainStay Total Return Fund                                                            $25.98
------------------------------------------------------------ ---------------------------------------------------------
MainStay International Bond                                                           $25.98
------------------------------------------------------------ ---------------------------------------------------------
MainStay Strategic Income Fund                                                        $25.98
------------------------------------------------------------ ---------------------------------------------------------
MainStay Global High Yield Fund                                                       $25.98
------------------------------------------------------------ ---------------------------------------------------------

------------------------------------------------------------ ---------------------------------------------------------
                       MONEY MARKET
------------------------------------------------------------ ---------------------------------------------------------
MainStay Money Market Fund                                                            $30.86
------------------------------------------------------------ ---------------------------------------------------------

The fees and charges set forth shall increase annually over the fees and charges during the prior 12 months in an amount equal to the annual percentage of change in the Northeastern Consumer Price Index as last reported by the U.S. Bureau of Labor Statistics.

*Fund Minimum (Cusip/Class/Fund)
$1,017.91 per month per Cusip

IN WITNESS WHEREOF, The MainStay Funds and NYLIM Service Company LLC have agreed upon this fee schedule and have caused this fee schedule to be executed in their names and on their behalf through duly authorized officers.

                                                 THE MAINSTAY FUNDS

                                                 By:
                                                      --------------------------
                                                 Name:
                                                 Title:


                                                 NYLIM SERVICE COMPANY LLC


                                                 By:
                                                      --------------------------
                                                 Name:
                                                 Title: